Exhibit 23.1
Consent Of Ernst & Young LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-46814, 33-91996, 33-75114, 333-08579, 333-42211, 333-94251, 333-38526, 333-55436, 333-88276, 333-105283, 333-105294, 333-109526, and 333-131218) of our report dated August 27, 2009, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2009.
/s/Ernst & Young LLP
Dallas, Texas
August 27, 2009